Exhibit 3.1

FILED
Secretary of State
State of Washington
Date Filed: 12/10/2019
Effective Date: 12/10/2019
UBI No: 601 166 399

ARTICLES OF AMENDMENT
OF
ARMATA PHARMACEUTICALS, INC.

Pursuant to Chapter 23B.10 of the Washington Business Corporation Act (the "*WBCA*"), Armata Pharmaceuticals, Inc., a Washington corporation, hereby submits the following Articles of Amendment to its Amended and Restatement Articles of Incorporation (the "*Articles of Amendment*"):

Article 1. Name. The name of the corporation is Armata Pharmaceuticals, Inc. (the "**Corporation**").

Article 2. Date of Adoption. The amendment set forth in Article 4 of this Articles of Amendment was adopted on Tuesday, December 10, 2019.

Article 3. Manner of Adoption. The amendment set forth in Article 4 of this Article of Amendment was adopted by a sufficient vote of the shareholders of the Corporation in accordance with 23B.10.030 and 23B.10.040 of the WBCA.

Article 4. Amendment to Amended Articles of Incorporation. Article 9 of the Amended and Restatement Articles of Incorporation is hereby amended and restated in its entirety to read as follows:

> "The number of Directors of this corporation shall be determined in the manner provided by the Bylaws and may be increased or decreased from time to time in the manner provided therein."

Article 5. Effective Date of this Article of Amendment. The effective date of these Articles of Amendment shall be upon filing with the Washington Secretary of State.

Article 6. Signature. This record is hereby executed under penalties of perjury, and is, to the best of my knowledge, true and correct.

Todd R. Patrick, Chief Executive Officer

Date: December 10, 2019

Page: 1 of 2

Work Order #: 2019121000603865 - 1
Received Date: 12/10/2019
Amount Received: $80.00

Washington Secretary of State
Corporations and Charities Division
801 Capitol Way South
PO Box 40234
Olympia, WA 98504-0234
(360) 725-0377
corps@sos.wa.gov

12/10/2019

ARMATA PHARMACEUTICALS, INC.

NATIONAL REGISTERED AGENTS, INC.

711 CAPITOL WAY S STE 204

OLYMPIA WA 98501-1267

UBI Number: 601 166 399

Business Name: ARMATA PHARMACEUTICALS, INC.

Dear NATIONAL REGISTERED AGENTS, INC.,

Thank you for your recent submission. This letter is to confirm that the following documents have been received and successfully filed:

ARTICLES OF AMENDMENT

You can view and download your filed document(s) for no charge at our website, www.sos.wa.gov/ccfs.

If you haven’t already, please sign up for a user account on our website, www.sos.wa.gov/ccfs, to file online, conduct searches, and receive status updates.

Please contact our office at corps@sos.wa.gov or (360) 725-0377 if you have any questions.

Sincerely,

Corporations and Charities Division

Office of the Secretary of State

www.sos.wa.gov/corps